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Exhibit 99.1
Reclassified Statements of Operations


Digital River, Inc.
Statements of Operations - as reclassified for net revenue recognition (unaudited, in thousands, except per share amounts)

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


1999                                        Qtr. Ended     Qtr. Ended     Qtr. Ended      Qtr. Ended
                                             March 31       June 30      September 30     December 31         Year
------------------------------------------ -------------- ------------- --------------- ---------------- ---------------


Revenue                                     $  1,903       $  3,065      $  4,017        $  5,522         $ 14,507

Costs and expenses:
  Direct cost of services                        126            156           264             255              801
  Network and infrastructure                     866            917           940           1,711            4,434
  Sales and marketing                          3,559          4,281         4,760           4,783           17,383
  Product research and development             2,341          2,456         2,686           2,768           10,251
  General and administrative                     901          1,016         1,041           1,043            4,001
  Depreciation and amortization                  348            400           490             314            1,552
  Amortization of goodwill and
    acquisition related costs                      -          1,302         3,275           2,309            6,886
      Total costs and expenses                 8,141         10,528        13,456          13,183           45,308
    Loss from operations                      (6,238)        (7,463)       (9,439)         (7,661)         (30,801)

Interest income                                  894            785           751             718            3,148
    Net loss                                $ (5,344)      $ (6,678)      $(8,688)        $(6,943)        $(27,653)

Net loss per share                            $ (.27)        $ (.33)       $ (.42)         $ (.33)         $ (1.36)

Weighted average shares outstanding           19,632         20,169        20,604          20,889           20,312

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

2000                                        Qtr. Ended     Qtr. Ended     Qtr. Ended                  Nine mos. ended
                                             March 31       June 30      September 30                  September 30
------------------------------------------ -------------- ------------- --------------- ----------- --------------------


Revenue                                    $   6,883      $   6,635      $  7,607                    $ 21,125

Costs and expenses:
  Direct cost of services                        295            275           421                         991
  Network and infrastructure                   1,791          1,957         1,888                       5,636
  Sales and marketing                          6,478          6,965         6,247                      19,690
  Product research and development             3,663          4,429         2,857                      10,949
  General and administrative                   1,235          1,222         1,151                       3,608
  Depreciation and amortization                  703            640           896                       2,239
  Amortization of goodwill and
    acquisition related costs                  5,394          4,334         2,603                      12,331
      Total costs and expense                 19,559         19,822        16,063                      55,444
    Loss from operations                     (12,676)       (13,187)       (8,456)                    (34,319)

Interest income                                  685            554           382                       1,621
    Net loss                                $(11,991)      $(12,633)     $ (8,074)                   $(32,698)




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Net loss per share                            $ (.58)        $ (.60)       $ (.37)                    $ (1.55)

Weighted average shares outstanding           20,775         21,100        21,598                      21,164

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Digital River, Inc.
Statements of Operations -- as reclassified for net revenue recognition (unaudited, in thousands, except per share amounts)


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


                                                        Year ended December 31,
                                           ---------------------------------------------------
                                              1996         1997         1998         1999
                                           ------------ ------------ ------------ ------------


Revenue                                      $    16      $   420     $  3,424     $ 14,507

Costs and expenses:
  Direct cost of services                          2           23          116          801
  Network and infrastructure                      86          580        1,836        4,434
  Sales and marketing                             57        1,446        9,310       17,383
  Product research and development               131          877        3,140       10,251
  General and administrative                     402          837        3,111        4,001
  Depreciation and amortization                   35          195          604        1,552
  Amortization of goodwill and
    acquisition related costs                      -            -            -        6,886
      Total costs and expenses                   713        3,958       18,117       45,308

    Loss from operations                        (697)      (3,538)     (14,693)     (30,801)

Interest income                                    8           53          895        3,148
    Net loss                                   $(689)     $(3,485)    $(13,798)    $(27,653)

Net loss per share                            $ (.13)      $ (.46)     $ (1.01)     $ (1.36)

Weighted average shares outstanding            5,333        7,514       13,691       20,312

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